                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated as follows:

-   AMB Property Corporation and subsidiaries                                   February 2, 1999
-   AMB Contributed Properties                                                  March 27, 1998
-   Crysen Corridor Warehouse                                                   February 24, 1998
-   Boston Industrial Portfolio                                                 March 27,1998
-   The Jamesburg Property                                                      March 27, 1998
-   Orlando Central Park                                                        March 27, 1998
-   Totem Lake Malls                                                            March 27, 1998
-   Dallas Warehouse Portfolio (Garland Industrial Portfolio)                   April 21, 1998
-   Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio)     May 1, 1998
-   Willow Park Portfolio                                                       June 8, 1998
-   Amberjack Portfolio                                                         July 9, 1998
-   Willow Lake Portfolio                                                       July 21, 1998
-   National Distribution Portfolio                                             July 31, 1998
-   Mawah Portfolio                                                             July 31, 1998
-   Cabot Industrial Portfolio                                                  October 29, 1997
-   Cabot Business Park                                                         October 29, 1997
-   Manhattan Village Shopping Center                                           October 17, 1997
-   Weslayan Plaza                                                              October 17, 1997
-   Silicon Valley R&D Portfolio                                                October 17, 1997

and to all references to our Firm included in this registration statement.




San Francisco, California                                /s/ ARTHUR ANDERSEN LLP
June 15, 1999